UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 2, 2021

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-09341	02-0377419
(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ICAD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a Current Report on Form 8-K filed on April 28, 2021, Charles R. Carter was appointed Interim Chief Financial Officer and Secretary of iCAD, Inc. (the “Company”), effective May 4, 2021. On August 2, 2021, Mr. Carter was appointed Chief Financial Officer and Secretary of the Company. Mr. Carter, who is 54 years old, brings over 20 years of experience as a financial executive in the life science industry. Mr. Carter was Chief Financial Officer of GI Dynamics, Inc. (“GI Dynamics”), a medical device company (ASX: GID, delisted July 2020) from December 2018 to April 2021. Prior to joining GI Dynamics full time in 2019, Mr. Carter was a finance consultant with Danforth Advisors (“Danforth”) from March 2018 to September 2019, and 2012 to 2015. Within these periods, Mr. Carter served as the contract Chief Financial Advisor for GI Dynamics, finance executive for Marina Biotech (NASDAQ: MRNA) and Interleukin Genetics (NASDAQ: ILGN) and head of finance for numerous private life sciences companies. From 2015 to February 2018, Mr. Carter was Chief Financial Officer of The Guild for Human Services, a not-for-profit community-based residential school and program for special needs students and adults. Prior to joining Danforth in 2012, Mr. Carter held positions as CFO for Aeris Therapeutics, Inc. and Intelligent Medical Devices, Inc. and senior finance leadership positions at Adnexus Therapeutics, Inc. and Transkaryotic Therapies, Inc./Shire, PLC. (NASDAQ: TKT; NASDAQ: SHPG) (“TKT”). Prior to TKT, Mr. Carter was a partner with Mercer Management Consulting, Inc. Mr. Carter holds an M.B.A. and an M.S. in Molecular Genetics from the University of Chicago and a B.A. in Biology from Colgate University.

On August 4, 2021, the Company and Mr. Carter entered into an employment agreement (the “Employment Agreement”). Mr. Carter’s compensation consists of an annual base salary of $320,000 and a target annual incentive bonus of 45% of his base salary if the Company achieves goals and objectives determined by the Compensation Committee of the Board of Directors of the Company. In connection with his appointment, on August 2, 2021 Mr. Carter was granted 10-year options to purchase up to 75,000 shares of the Company’s common stock at an exercise price of $14.14 per share, vesting annually in three equal installments commencing on August 2, 2022.

Under the Employment Agreement, Mr. Carter is also entitled to customary benefits, including participation in employee benefit plans. Mr. Carter’s employment agreement provides that if his employment is terminated without “cause” or if he terminates his employment for “good reason” (as such terms are defined in Mr. Carter’s employment agreement), in each case while he serves as Chief Financial Officer, then: (i) he will continue to receive an amount equal to his base salary for the 12 month period from the date of his termination; (ii) he will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination; and (iii) he will receive continued health benefits for 12 months. In the event that within 6 months of a “change in control” Mr. Carter’s employment is terminated by the Company without “cause” while he serves as Chief Financial Officer, then (i) he will continue to receive an amount equal to his base salary for the period of 18 months from the date of his termination; (ii) he will receive the pro rata portion of any incentive bonus, if any, earned for the fiscal year of his termination, and (iii) all unvested stock options and other equity awards granted by the Company will immediately vest and become exercisable and will remain exercisable for not less than 180 days thereafter. The foregoing is merely a summary of the terms of the Employment Agreement and is qualified in its entirety by reference to the Employment Agreement which attached hereto as Exhibit 10.1 and which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Employment Agreement between iCAD, Inc. and Charles R. Carter, dated August 4, 2021.

104	Cover Page Interactive Data File (formatted as Inline XBRL, and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC. (Registrant)

By:	/s/ Michael Klein
Michael Klein Chief Executive Officer

Date: August 6, 2021